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                                                                     EXHIBIT 8.1

                        [LATHAM & WATKINS LETTERHEAD]

                                  June 4, 1999



Orbital Imaging Corporation
21700 Atlantic Boulevard
Dulles, VA 20166

           Re:  Registration Statement on Form S-4

Dear Sir or Madam:

           You have requested our opinion concerning the material federal income tax consequences of (i) the exchange of 11 5/8% Senior Notes due 2005, Series D of Orbital Imaging Corporation (the "Company") which have been registered under the Securities Act of 1933, as amended, for outstanding 11 5/8% Senior Notes due 2005, Series C of the Company and (ii) the ownership and disposition of the 11 5/8% Senior Notes due 2005, Series D of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

           The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts and subject to the limitations set forth under the caption "United States Federal Income Tax Consequences," it is our opinion that the statements in the Registration Statement set forth under the caption "United States Federal Income Tax Consequences," to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, are the material federal income tax consequences of the exchange, ownership and disposition of the


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Orbital Imgaging Corporation
June 4, 1999
Page 2


Notes, and we hereby confirm the opinions set forth therein. No opinion is expressed as to any matter not discussed therein.

           This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

           This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "United States Federal Income Tax Consequences" and "Validity of Exchange Notes."


                                Very truly yours,

                                /s/ LATHAM & WATKINS